EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NovaStar Financial, Inc., a Maryland corporation, and its subsidiaries

•	NovaStar Assets Corporation, a Delaware corporation

•	NovaStar Certificates Financing Corporation, a Delaware corporation

•	NovaStar Capital Access Corporation, a Delaware corporation

•	NFI Repurchase Corporation, a Delaware corporation

•	NFI Holding Corporation, a Delaware corporation, and its subsidiaries

a.	NovaStar Capital, Inc., a Delaware corporation

b.	Ampro Financial Services, Inc., a Delaware corporation

c.	Acceleron Lending, Inc., a Delaware corporation

d.	Homeview Lending, Inc. a Delaware corporation

1.	HVL Repurchase Corporation, a Delaware corporation

2.	HVL Repurchase Corporation II, a Delaware corporation

e.	NovaStar Credit Services, Inc., a Delaware corporation

f.	NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries

1.	NovaStar Mortgage Funding Corporation, a Delaware corporation

2.	NovaStar Mortgage Funding Corporation II, a Delaware corporation

3.	NovaStar Mortgage Funding Corporation III, a Delaware corporation

4.	NovaStar REMIC Financing Corporation, a Delaware corporation

5.	NMI Repurchase Corporation, a Delaware corporation

6.	NMI Repurchase Corporation II, a Delaware corporation

7.	NovaStar Mortgage Financing Corporation, a Delaware corporation

8.	NovaStar Certificates Financing LLC, a Delaware corporation

9.	NovaStar Capital Trust I

10.	NovaStar Capital Trust II

11.	NovaStar Mortgage SPV I

g.	NovaStar Home Mortgage, Inc., a Delaware corporation, and its subsidiary

1.	NovaStar Home Mortgage of South Carolina, Inc., a Delaware corporation